Exhibit 10.19

STOCK OPTION GRANT

PENNICHUCK CORPORATION

2000 STOCK OPTION PLAN

This Stock Option (“Option”) for a total of          shares of Common Stock, par value $ 1.00 per share (“Common Stock”) of Pennichuck Corporation, a New Hampshire business corporation (the “Company”), is hereby granted to                      (“Optionee”), consisting of an option for          Incentive Stock Options (“ISOs”) and an option for –0– Nonstatutory Stock Options (“NSOs”), at the price determined as provided in, and in all respects subject to the terms, definitions and provisions of the 2000 Stock Option Plan, as amended (the “Plan”) adopted by the Company which is incorporated by reference herein.

1. Option Price. The option price is              for each share, being 100% of the fair market value of the Common Stock on the date of grant of this Option.

2. Exercise of Option.

(i) Manner of Exercise. This Option shall be exercisable in accordance with provisions of Section 9 of the Plan, the provisions hereof and the provisions of any rules and interpretations adopted by the Compensation and Benefits Committee (“Committee”) of the Board of Directors from time to time. Option exercise shall be by a written notice which shall:

(a)	State the Optionee’s election to exercise the Option, the type of Option (whether ISO or NSO or a combination thereof), the number of shares with respect to which it is being exercised, the person in whose name the stock certificate or certificates for such shares of Common Stock is to be registered and his or her address and Social Security Number (or if more than one such person, the names, addresses and Social Security Numbers of all such persons);

(b)	Contain such representations and agreements as to the Optionee’s and/or the holder’s investment intent with respect to such shares of Common Stock as may be required by applicable law or regulation or otherwise required by the Company.

(c)	Be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option; and

(d)	Be in writing and delivered in person, or by certified mail, to the Secretary or Treasurer of the Company.

Payment of the purchase price of any shares with respect to which the Option is being exercised may consist of cash, check, or by surrender and delivery to the Company of shares of its stock of the same class as the shares to be acquired by exercise of the Option, or any combination of such methods of payment. In the event shares are surrendered to the Company, such shares shall either (i) have a fair market value equal to the total Option price, or (ii) have a fair market value less than said total Option price and be accompanied by cash, check, or other form of payment acceptable to the Committee for any difference. The certificate or certificates for shares of Common Stock to be issued upon exercise of the Option shall be registered in the name of the Optionee or other person or persons exercising the Option, or in the name of the Optionee and another person jointly with the right of survivorship.

(ii) Restrictions on exercise. This Option may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal or state laws or regulations, any applicable provisions of the Company’s Articles of Incorporation or Bylaws, or any applicable provisions of the Plan.

3. Non-transferability of Option. This Option may not be transferred in any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Grant shall be binding upon the executors, administrators, heirs, representatives and successors of the Optionee.

4. Term of Option. This Option may not be exercised more than ten years from the date hereof and may be exercised during such term only in accordance with the Plan and the terms of this Grant. In no event will this Option be exercisable (i) more than 90 days after the death or termination of employment of the Optionee, or (ii) more than one year after the date of termination of employment of the Optionee due to disability.

5. No Rights to Continued Employment. The Plan and any Option granted under the Plan shall not confer upon the Optionee any right with respect to continuance of employment with the Company, or any parent or subsidiary thereof, nor shall the Plan or Option interfere in any way with the right of the Company, or any such parent or subsidiary thereof to terminate his or her employment at any time.

6. Tax Ramifications; Withholding. By acceptance of this Option, the Optionee acknowledges his or her understanding that (i) under current federal tax law he or she may incur unfavorable federal tax treatment if he or she disposes of any shares acquired by exercise of an ISO within two years from the date of the granting thereof or within one year after the transfer of such shares to him or her (a “Disqualifying Disposition”), (ii) applicable federal tax law may change with regard to the foregoing or in some other relevant manner prior to exercise of this Option and (iii) the Company has no obligation to inform the Optionee of any such changes. The Optionee shall notify the Company in writing within 30 days after the Optionee makes a Disqualifying Disposition of any shares received pursuant to the exercise of an ISO.

By acceptance of this Option the Optionee acknowledges his understanding and agrees that: (i) the NSOs granted under the Plan do not qualify for any special tax benefits under the Code; (ii) upon exercise of a NSO, the Optionee will generally recognize ordinary income for federal tax purposes in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price; (iii) the ordinary income recognized by the Optionee will be treated as wages and will be subject to income tax and FICA withholding by the Company out of the current compensation paid to the Optionee unless the Optionee makes alternate arrangements, acceptable to the Company, as provided below; (iv) applicable federal tax law may change with regard to the foregoing or in some other relevant manner prior to the exercise of the Option; and (v) the Company has no obligation to inform the Optionee of any such changes. Prior to the issuance or transfer of the shares of Common Stock pursuant to the exercise of an Option, the Optionee shall remit, or make acceptable arrangement to remit, to the Company an amount sufficient to satisfy any federal, state, or local withholding tax requirements. The Optionee may elect to have such tax-withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Common Stock to be issued pursuant to the exercise of the Option a number of shares with an aggregate fair market value (determined as of the date the withholding is effected) that would satisfy the withholding amount due with respect to such exercise; or (ii) transferring to the Company shares of Common Stock owned by the Optionee with an aggregate fair market value (determined as of the date the withholding is effected) that would satisfy the withholding amount due. In no event may the Optionee elect to have more whole shares of Common Stock withheld from issuance, or transferred to the Company, than are necessary to satisfy such withholding obligation.

By acceptance of this Option the Optionee further acknowledges his understanding that under proposed rules issued by the Internal Revenue Service, the issuance of shares upon exercise of an ISO results in wages attributable to the Optionee for purposes of application of FICA (including Social Security and Medicare taxes) and FUTA (federal unemployment taxes) tax withholding purposes. The Optionee agrees to cooperate with the Company and to take such actions, including payment of any required withholding taxes, as may be necessary to comply with the tax withholding obligations imposed on the Optionee and the Company arising from the exercise of the Option evidenced by this Agreement.

PENNICHUCK CORPORATION

By:

Date of Grant: January 28, 2005	Attest:

ACKNOWLEDGMENT

Optionee acknowledges receipt of a copy of the Plan, as amended, and the Company’s most recent Annual Report to Shareholders, copies of which are annexed hereto, and represents that he or she is familiar with the terms and provisions thereof and hereof, and hereby accepts this Option subject to all the terms and provisions thereof and hereof. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Compensation and Benefits Committee upon any questions arising under the Plan.

Optionee

Date: ______________________________________